NOTICE OF CONVERSION

To:   REGENCY AFFILIATES, INC.
      Attn: Neil N. Hasson
      Chief Financial Officer
      c/o Hyde Park Holdings
      595 Madison Avenue
      35th Floor
      New York, New York 10022

            (1) The undersigned hereby elects to convert $1,495,902 in principal amount, and $4,098 of accrued and unpaid interest thereon, of its $3,500,000 Convertible Promissory Note from the Company due October 16, 2012 (the "Note") into 750,000 shares of Common Stock par value $0.01 per share (the "Common Stock") pursuant to the terms of the Note. In accordance with the terms of the Note, the undersigned has enclosed to this Notice the Note marked "Cancelled."

            (2) Please transfer a certificate or certificates representing said shares of Common Stock, as well as a replacement note in the principal amount of $2,004,098, the balance of the principal amount of the Note, to Royalty Holdings LLC.

November 7, 2002                    ROYALTY HOLDING LLC
----------------
(Date)
                                    By: Royalty Management, Inc., its manager


                                    By: /s/ Laurence S. Levy
                                        -------------------------------------
                                    Name:  Laurence S. Levy
                                    Title: President